                                                                 Exhibit 99




                    ISB FINANCIAL CORPORATION'S SUBSIDIARY,
                                  IBERIABANK,
                         TO ACQUIRE 17 BRANCH OFFICES


FOR IMMEDIATE RELEASE                 Contact: Larrey G. Mouton
JUNE 5, 1998                          President and Chief Executive Officer
                                      (318) 365-2361


     New Iberia, Louisiana -- IBERIABANK, the wholly owned commercial bank subsidiary of ISB Financial Corporation (the "Company") (NASDAQ/NMS:ISBF), today announced that it has entered into a definitive agreement to acquire seventeen full-service branch offices with aggregate deposits of approximately $478 million as of December 31, 1997 from two subsidiary banks of First Commerce Corporation ("First Commerce"). The sale of the branch offices is being undertaken by First Commerce to facilitate its acquisition by BancOne Corporation, Columbus, Ohio. Seven of the offices with aggregate deposits of approximately $207 million are in the Lafayette market area and are currently operated as offices of The First National Bank of Lafayette ("First National"), and ten of the offices with aggregate deposits of approximately $271 million are in the Monroe market area and are currently operating as offices of Central Bank, Monroe, Louisiana. A list of the branch offices is provided below.



         Central Bank                                         First National Bank of Lafayette
-------------------------------------------            --------------------------------------------------
Branch Office           Address                        Branch Office                 Address
--------------    -------------------------            -------------  -----------------------------------
Northeast         3500 DeSiard Street, Monroe             Oil Center     463 Heymann Blvd., Lafayette
Claiborne         5329 Cypress St., West Monroe           Northgate      1820 Moss St., Lafayette
South Central     1900 Jackson St., Monroe                Congress       4010 W. Congress St., Lafayette
Lakeshore         8019 DeSiard St., Monroe                Caffery        3710 Ambassador Caffery
                                                                         Parkway, Lafayette
Central Center    One Stella Mill St., West Monroe        Scott          200 Westgate Road, Scott
Super 1-Monroe    2810 Louisville Ave, Monroe             Kaliste Saloom 420 Kaliste Saloom, Lafayette
Super 1-West      2907 Cypress St., West Monroe           Carencro       805 Bernard Road, Carencro
Monroe
Brookshire's      2348 Sterlington Road, Monroe
Ruston Main
Office            305 S. Vienna, Ruston
North Trenton     1327 N. Trenton, Ruston


                                        ISB Financial Corporation's
                                        Subsidiary, IBERIABANK, To
                                        Acquire 17 Branch Offices
                                        June 5, 1998
                                        Page 2 of 3

     The 17 branch offices include approximately 48,000 customers or deposit accounts (including approximately $66 million in demand deposit accounts). IBERIABANK will pay a weighted average deposit premium of approximately 6.45% based upon deposits assumed at the closing date. In addition to the branch offices and deposits, IBERIABANK will acquire approximately 7,800 loans with an aggregate balance of $129 million for a purchase price equal to the adjusted book value of such loans. As of December 31, 1997, the weighted average cost of the to be acquired deposits was 3.62% and the weighted average yield on the to be acquired loans was 8.74%.

     The transaction is expected to be completed in September 1998 upon receipt of regulatory approval. The business day following completion, the branch offices will open for business fully converted to IBERIABANK offices and the former First National and Central Bank employees will continue to staff the offices as IBERIABANK employees. Larrey G. Mouton, President and Chief Executive Officer of IBERIABANK, said "We are very excited at the opportunity to expand our customer base and we look forward to welcoming these new customers and employees to IBERIABANK in September." Mr. Mouton also stated, "This branch office acquisition will significantly advance our strategy to expand our presence in Louisiana."

     Upon consummation of the transaction, IBERIABANK's branch office network will increase to 44 offices in 10 parishes in Louisiana. Based on deposits, it is expected that IBERIABANK will rank second in market share in both the Lafayette and Monroe market areas after closing of the transaction. Upon consummation of the acquisition of the branch offices, the Company anticipates that it will have approximately $1.4 billion in assets, $1.2 billion in deposits and $805 million in total loans. The Company expects the transaction to be accretive to income within the first year. Certain condensed pro forma information is provided below.

     ISB Financial Corporation is the holding company for IBERIABANK. IBERIABANK currently operates 19 full service offices located in south central Louisiana and eight full service offices located in the Greater New Orleans area. The deposits of IBERIABANK are insured by the Federal Deposit Insurance Corporation to the full extent provided for by law and regulation.

                                   ISB Financial Corporation's Subsidiary,
                                   IBERIABANK, To Acquire 17 Branch Offices
                                   June 5, 1998
                                   Page 3 of 3




       PRO FORMA CONDENSED, UNAUDITED BALANCE SHEET INFORMATION OF ISB
      FINANCIAL CORPORATION REFLECTING PROPOSED ACQUISITION OF 17 BRANCH
                 OFFICES IN LAFAYETTE AND MONROE, LOUISIANA(1)

                                     ISB Financial             Lafayette/Monroe         Pro Forma
                                     Corporation                Branch Offices           Combined
                                     -----------                --------------           --------
                                   Balance       %             Balance        %           Balance       %
                                   -------      ---            -------       ---          -------      ---
                                                               (Dollars in Thousands)
Cash and Securities                $210,046     22.6%          $305,005     63.8%        $515,051      36.6%
Loans                               676,074     72.9            128,974     27.0          805,048      57.3
Premises and Equipment               19,380      2.1              5,761      1.2           25,141       1.8
Goodwill and acquisition
     intangibles                     15,867      1.7             30,839      6.5           46,706       3.3
Other Assets                          6,028      0.7              7,539      1.6           13,567       0.9
                                   --------    ------          --------    ------      ----------     ------
     Total Assets                  $927,395    100.0%          $478,118    100.0%      $1,405,513     100.0%
                                   --------    ------          --------    ------      ----------     ------
                                   --------    ------          --------    ------      ----------     ------

Deposits                           $754,185     81.3%          $478,118    100.0%      $1,232,303      87.7%
Borrowings                           46,373      5.0              ---       ---            46,373       3.3
Other Liabilities                     8,543      0.9              ---       ---             8,543       0.6
Stockholders' equity                118,294     12.8              ---       ---           118,294       8.4
                                   --------    ------          --------    ------      ----------     ------
     Liabilities and               $927,395    100.0%          $478,118    100.0%      $1,405,513     100.0%
                                   --------    ------          --------    ------      ----------     ------
                                   --------    ------          --------    ------      ----------     ------

     Stockholders' equity




(1) The Pro Forma Information is based upon historical balance sheet information of ISB Financial Corporation as of April 30, 1998 and historical information for the seventeen branch offices as of December 31, 1997. The actual amount of deposits assumed and assets acquired will be determined as of the closing date and may differ significantly from those set forth above.

     CERTAIN INFORMATION IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING INFORMATION THAT INVOLVES RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ESTIMATED. PERSONS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ESTIMATED. THESE FACTORS INCLUDE THAT THE ACTUAL AMOUNT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED BY IBERIABANK WILL BE DETERMINED AS OF THE CLOSING DATE AND MAY DIFFER SIGNIFICANTLY FROM THE INFORMATION PRESENTED HEREIN AND CHANGES IN GENERAL ECONOMIC AND MARKET CONDITIONS AND THE DEVELOPMENT OF AN INTEREST RATE ENVIRONMENT THAT MAY ADVERSELY AFFECT THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY.